Exhibit 10.2

UNANIMOUS CONSENT OF
BOARD OF DIRECTORS OF
PETRICHOR CORP.

The undersigned, being the sole director of Petrichor Corp., a Nevada corporation (the “Company”), does hereby take the following action by unanimous consent pursuant to Section 78.315 of the Nevada Revised Statutes effective as of the date set forth below, which consent shall be filed by the Secretary of the Company with the minutes of the meetings of the Board of Directors (the “Board”).

WHEREAS, pursuant to the terms and conditions of the Stock Purchase Agreement dated April 4, 2016 (the "Purchase Agreement") among Liudmila Shokhina, as the seller, Chun-Hao Chang, as the buyer, and the Company, the director is selling all her shares in the Company, representing 65.96 of the issued and outstanding stock on a fully-diluted basis;

WHEREAS, in connection therewith, the undersigned will be resigning for all her positions with the Company simultaneously with the consummation of the transactions contemplated by the Purchase Agreement;

WHEREAS, the Board desires to appoint new officers and new directors as provided below;

NOW THEREFORE, BE IT

RESOLVED, that the transactions contemplated by the Purchase Agreement are hereby authorized and approved in their entirety; and be it further

RESOLVED, that Chun-Hao Chang shall be elected as the president, chief executive officer, chief financial officer and secretary and as the director of the  Company, to hold office until his successors are duly appointed and qualified; and be it further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized to execute and deliver any and all agreements, notices, certificates and any  and all other documents, and to take any and all such other actions as they or any of them shall deem necessary or appropriate for the purpose of carrying out the intent of the foregoing resolutions, and the authority of any officer to execute and deliver any such other documents or to take such other actions shall be conclusively evidenced by his execution and delivery thereof or by his taking thereof, and be it further

RESOLVED, that any and all actions heretofore or hereafter taken by the officers or the directors of the Company within the terms of any of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Company.

This Unanimous Written Consent: (i) shall constitute a written waiver of any notice as may be required by the Bylaws of the Corporation or applicable law; (ii) may be transmitted by facsimile, by electronic mail in portable document format form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a party's signature; and (iii) shall be effective for all purposes as of the last date set forth below.

IN WITNESS WHEREOF, the undersigned has executed this consent as of the date set forth below.

Date: April 22, 2016	Liudmila Shokhina